EXHIBIT 99.1

 VolitionRx Limited Announces Second Quarter 2023 Financial

Results and Business Update

Conference call to discuss financial and operational results scheduled for

Tuesday, August 15, at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, August 14, 2023 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the second quarter ended June 30, 2023. Volition management will host a conference call tomorrow, August 15 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

"I am delighted to report that we submitted a Breakthrough Device Designation Request to the FDA in June for our Nu.Q® technology in relation to sepsis. This was a milestone moment in our company’s history and for the first time we are in active discussions with the U.S. Food and Drug Administration. We believe that our case is strong, and we look forward to reaching agreement on a clear regulatory pathway to approval, for what we believe would be a pioneering product.”

“We continued making considerable progress with our Centers of Excellence in Europe for Nu.Q® NETs, with the first clinical paper resulting from one Center already submitted for peer review and look forward to hosting a Key Opinion Leader Roundtable Event focused on sepsis in September,” commented Cameron Reynolds, President and Group Chief Executive Officer of Volition.

“We are also getting closer to our goal of making our canine cancer screening and monitoring test accessible worldwide, through our current relationships, and through expected additional launches in large markets later this year.

“I am pleased to report that in the first half of 2023 we have already exceeded the total full year revenue we recorded in 2022 with total revenue to June 30th of $366,000. Revenue for the Nu.Q® Vet Cancer Test grew five-fold over the prior year, reflecting sales of the reference kits through our global supply agreements.”

An interview with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Terig Hughes, Group Chief Financial Officer of Volition.

https://youtu.be/E1sWyf4pC4U

Financial Highlights

•	Cash and cash equivalents as of June 30, 2023, totaled approximately $19.7 million compared with $10.9 million at the end of 2022.
•	Received approximately $17.6 million net of underwriter’s fees and commissions in cash through an underwritten public offering of its common stock in June.
•	Expect to receive a further $13 million in milestone payments from Heska Corporation and additional significant non-dilutive funding from several Belgian agencies.

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Event:    VolitionRx Limited Second Quarter 2023 Earnings and Business Update Conference Call

Date:      Tuesday, August 15, 2023

Time:     8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13740530

Cameron Reynolds, President and Group Chief Executive Officer of Volition, will host the call along with Terig Hughes, Group Chief Financial Officer, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Scott Powell, Executive Vice President, Investor Relations. The call will provide an update on important events which have taken place in the second quarter of 2023 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at https://ir.volition.com. In addition, a telephone replay of the call will be available until August 29, 2023. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13740530.

About Volition

Volition is a multi-national epigenetics company powered by Nu.Q®, its proprietary nucleosome quantification platform. Through its subsidiaries, Volition is developing simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website and YouTube are included in this document as inactive textual references only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the revenue opportunities and launches of product sales with Heska and other counterparties to agreements, the timing, completion, success and delivery of data from clinical studies, the receipt of additional non-dilutive funding, the potential uses, benefits and effectiveness of its Nucleosomics™ technology platform, including the Nu.Q® NETs test and the Nu.Q® Vet Cancer Test, and the timing and execution of Volition's strategy with the FDA. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests; a failure by the marketplace to accept Volition's Nu.Q® NETs test, Nu.Q® Vet Cancer Test or other products based on its Nucleosomics™ platform; Volition's failure to secure adequate intellectual property protection; Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; Volition will face fierce competition and its intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Forward-looking statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.  Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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